EXHIBIT 10.6

OPTION AGREEMENT #2

This OPTION AGREEMENT (this “Agreement”) is effective as of March 30, 2020, by and between Sament Capital Investments, Inc., a California corporation (“Sament”), and Edible Garden Incorporated, a Wyoming corporation (the “Company” and together with Sament, each a “Party” and collectively, the “Parties”).

RECITALS

The Company desires to offer Sament an option to purchase shares (the “Shares”) of the Company’s common stock (the “Common Stock”), and Sament desires to accept such option from the Company, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE 1
OPTION

1.1 Grant of Option. On the terms and subject to the conditions set forth in this Agreement, the Company hereby grants Sament an option (the “Option”) to purchase one hundred and eleven (111) Shares (the “Option Shares”), exercisable at any time prior to the five (5) year anniversary of the date of this Agreement (the “Option Exercise Period”).

1.2 Exercise of Option

(a) Notice of Intent to Exercise Option. Sament may exercise the Option, at any time during the Option Exercise Period by delivering written notice thereof to the Company (the “Exercise Notice”).

(b) Purchase of Shares. The closing (the “Closing”) of the purchase of the Option Shares shall take place two (2) business days after receipt by the Company of the Exercise Notice. At the Closing, (i) the Company shall transfer all of its rights, title and interest in the Option Shares to Sament, and (ii) Sament shall deliver to the Company $1.00 by check or wire transfer of immediately available funds. Each Party hereby agrees to execute and deliver all documents and instruments reasonably necessary to effectuate the Closing.

1.3 Termination of Option. The Option shall automatically terminate upon payment in full by the Company of all principal and accrued interest on that certain Secured Promissory Note issued by the Company to Sament Capital Investments, Inc. in the original principal amount of $3,000,000, dated on or about the date hereof.

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ARTICLE 2
MISCELLANEOUS

2.1 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed delivered (i) upon personal delivery if during business hours or, if not, on the next business day, (ii) three (3) business days after deposit of the same in the U.S. mail if mailed by certified mail (return receipt requested), or (iii) one (1) business day after deposit of the same with a nationally recognized overnight courier service if mailed for next business day delivery, in each case, to the addressee thereof at its address set forth below (or at such other address of such Party as such Party shall have specified in a notice to the other Party):

If to the Company:

Edible Garden Incorporated

283 County Road 519

Belvidere, NJ 07823

Attention: Michael James

Email: MJames@ediblegarden.com

If to Sament:

Sament Capital Investments, Inc.

2040 Main Street, Suite 225

Irvine, CA 92614

Attention: Michael Nahass

2.2 Successors and Assigns; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties hereto; provided, that, no Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other non-assigning Party. Any purported assignment in contravention of the foregoing shall be deemed null and void.

2.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

2.4 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

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2.5 Arbitration. Any and all claims or disputes between the Parties that arise from or relate or pertain in any way to this Agreement, to the Parties’ rights or obligations under this Agreement, to the subject matter of this Agreement, or the arbitrability of any such claim or dispute shall be resolved solely and exclusively by binding arbitration in the State of New Jersey before a panel of three Arbitrators in a confidential arbitration proceeding to be conducted by JAMS in the English language pursuant to the JAMS International Arbitration Rules and Procedures. No person shall be eligible to serve as arbitrator in any such proceeding unless he or she shall have served as a state or federal Judge or Justice of a court within the State of New Jersey for at least five years. The prevailing Party or Parties to any such dispute shall be entitled to recover all of its or their reasonable attorneys' fees and other costs of the arbitration, and any related judicial proceedings, from the non-prevailing Party or Parties. Each Party to this Agreement hereby consents irrevocably to the jurisdiction of the state and federal courts located in the State of New Jersey for the purpose of enforcing this Agreement to arbitrate and for the purposes of any proceedings to confirm, vacate or modify any arbitration award rendered hereunder. Any Party may also apply to any court anywhere in the world for the purpose of enforcing any such arbitration award. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Agreement shall be deemed effective service of process on such Party.

2.6 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

2.7 Entire Agreement. This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof. Any agreement, discussions, or negotiations among the Parties prior to the date hereof with respect to the purchase of the Shares is superseded by this Agreement. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

2.8 Amendment; Waiver. No provision of this Agreement may be amended except in a written instrument signed by the Parties. No provision of this Agreement may be waived except in a written instrument signed by the Party waiving the benefit to which it is otherwise entitled. No waiver of any provision, condition, or requirement of this Agreement shall be deemed to be a waiver continuing into the future or a waiver on a subsequent occasion or a waiver of any other provision, condition, or requirement of this Agreement, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair such Party’s ability to exercise such right.

2.9 Expenses. Each Party hereto shall pay its own costs and expenses involved in carrying out the transactions contemplated by this Agreement.

2.10 Exclusive Remedies. The remedies provided in this Agreement for a breach of a Party’s obligations hereunder shall be exclusive and shall preclude the assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto, whether at law or equity.

2.11 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, under applicable law or otherwise, to fulfill its obligations under this Agreement.

2.12 Stock Dividends and Stock Splits. If the Company, at any time while this Agreement is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the number of Shares of Common Stock issuable to Sament pursuant to this Agreement shall be automatically adjusted proportionately.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SAMENT:

SAMENT CAPITAL INVESTMENTS, INC.

By:	/s/ Michael Nahass
Name:	Michael Nahass
Title:	President/COO

COMPANY:

Edible Garden Incorporated

By:	Michael C. James
Name:	Michael C. James
Title:	Treasurer

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